UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 4, 2015 (February 26, 2015)

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

500 Research Drive, Unit 3

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2015, the Board of Directors amended and restated the Implant Sciences Corporation Change of Control Payment Plan which was originally adopted by the Board of Directors on September 7, 2012 (the “Original Plan,” and as amended and restated, the “Amended Plan”).  The Amended Plan modifies certain provisions of the Original Plan relating to the calculation and  amounts of payment to which certain  key employees and directors of the Company are entitled following a Change in Control (as defined in the Amended Plan) as well as certain terms and conditions of payment,  as described below.

The Original Plan stated that any termination or amendment of the Original Plan that imposes additional obligations on, or impairs the rights of, a Participant shall not be effective without the written consent of the Participant.  The Company is in the process of seeking such consents.

The material amendments to the Original Plan are as follows:

Sums Paid Under the Amended Plan

The Original Plan provided that Participants would receive certain fixed amounts upon a Change of Control.  The Amended Plan does not provide such fixed amounts.  Instead, the Amended Plan provides for Change of Control Payments based on a percentage of Net Proceeds of a Change of Control after subtracting amounts that the Participant would receive in the Change of Control transaction as a result of the Participant’s ownership of certain stock options of the Company.  Change of Control Payments are calculated as (a) the product of (i) Net Proceeds of a Change of Control, multiplied by (ii) the applicable percentage granted to the Participant, reduced, but not below zero, by (b) any portion of the Net Proceeds or any other consideration which are payable to such Participant with respect to the At-Risk Options or with respect to shares of capital stock of the Company acquired upon the exercise of the At-Risk Options.  The options deemed to be “At- Risk” are identified in Appendix A of the Amended Plan.

In the Amended Plan, Net Proceeds is defined as the aggregate consideration paid in connection with a Change of Control, after payment of (i) all secured indebtedness of the Company and any controlled subsidiary, together with all accrued but unpaid interest thereon and all other obligations related thereto, including without limitation all indebtedness owed to DMRJ Group, LLC, and to the holders of promissory notes issued pursuant to that certain Note Purchase Agreement dated as of March 19, 2014, between the Company and certain other parties thereto, and (ii) all other obligations and liabilities of the Company and any Controlled Subsidiary, including all expenses related to such Change of Control.  Net Proceeds shall be deemed to include (i) any consideration to be paid to the Company, any Controlled Subsidiary, or the Company’s stockholders (as the case may be) that is to be held in escrow and (ii) any consideration to be paid to the Company, any Controlled Subsidiary, or the Company’s stockholders (as the case may be) that is based on the future outcome or performance of the Company or any Controlled Subsidiary in the form of an earn-out according to the terms of the Change of Control. Upon any release from escrow and/or any payment of an earn-out, the Company shall make the Change of Control Payments attributable to such amounts upon the same payment schedule and under the same terms and conditions as apply to the corresponding payments to the Company, any Controlled Subsidiary, or the Company’s stockholders (as the case may be) and in compliance with Section 409A of the Code.

Definition of Change of Control

In the Amended Plan, the definition of “Change of Control” was revised to mean the occurrence of any one of the following events:

(a) a merger or consolidation in which:

(i)

the Company is a constituent party, or

(ii)

 more than fifty percent (50%) owned subsidiary of the Company, measured by the total fair market value and the total voting power of the outstanding shares of the capital stock of such subsidiary (a “Controlled Subsidiary”) is a constituent party, where any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), acquires ownership of the stock of the Company or Controlled Subsidiary that, together with the stock then held by such Person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or Controlled Subsidiary (determined on a fully diluted basis assuming the exercise, conversion or exchange of all exercisable, convertible or exchangeable securities, respectively).  However, if any one Person or more than one Person Acting as a Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change of Control.

(b) the sale, lease, transfer, exclusive license or other disposition by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), in a single transaction or in a series of related transactions during the twelve (12) month period ending on the date of the most recent disposition to such Person or Persons, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or

(c) the sale, exchange or transfer to any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), in a single transaction or in a series of related transactions during the twelve (12) month period ending on the date of the most recent transfer to such Person or Persons, of at least a majority, by voting power (determined on a fully diluted basis, assuming the exercise, conversion or exchange of all exercisable, convertible or exchangeable securities, respectively), of the outstanding shares of capital stock of the Company.

Eligibility of Participants

Under the Original Plan a termination of employment of a Participant did not affect such Participant’s ability to receive a Change of Control Payment.  Under the Amended Plan, in the event that a Participant is terminated by the Company for Cause or resigns without Good Reason, such Participant’s eligibility immediately terminates.

Additionally, a Participant’s termination without Cause or Resignation for Good Reason prior to or after a Change of Control will not affect the eligibility of such Participant or his or her Beneficiary to receive a Change of Control Payment; provided, however, that, (x) in the event of a Participant’s termination without Cause or Resignation for Good Reason after the Effective Date but on or before June 30, 2015, then, for purposes of the definition of Change of Control Payment, the percentage applicable to such Participant shall be as set forth in Column B of Appendix B of the Amended Plan; and (y) in the event of a Participant’s termination without Cause or Resignation for Good Reason after June 30, 2015 but on or before December 31, 2015, the percentage applicable to such Participant shall be as set forth in Column C of Appendix B of the Amended Plan.

Termination for Cause is defined as the termination by the Company or any affiliate of any Participant’s employment with the Company or any affiliate for any of the following reasons: (a) the Participant’s conviction or entry of a plea of nolo contendere to any felony or a crime involving moral turpitude, fraud or embezzlement of the property of the Company or any affiliate; or (b) the Participant’s dishonesty, gross negligence or gross misconduct that is materially injurious to the Company or any affiliate or material breach of his duties to the Company or any affiliate, which has not been cured by the Participant within 10 days (or longer period as is reasonably required to cure such breach, negligence or misconduct) after he shall have received written notice from the Company or such affiliate stating with reasonable specificity the nature of such breach; or (c) the Participant’s illegal use or abuse of drugs, alcohol, or other related substances that is materially injurious to the Company or any affiliate.

Resignation for Good Reason is defined as the voluntary resignation of a Participant’s employment with the Company or any affiliate for any of the following reasons: (a) a “material diminution” (as such term is used in Section 409A of the Code) of the duties assigned to Participant; or (b) a material reduction in the Participant’s base salary or other benefits (other than a reduction or change in benefits generally applicable to all executive employees of the Company and its affiliates); or (c) relocation by the Company or any affiliate of any Participant who is an employee of the Company to an office more than 50 miles outside the Participant’s current workplace. However, resignation by a Participant shall be not deemed to be a Resignation for Good Reason unless (i) the Participant reports the event or condition to the Board, in writing, within 45 days of such event or condition occurring and (ii) within 30 days after the Participant provides such written notice, the Company or the appropriate affiliate

Form and Timing of Payments.

The Change in Control Payments will be payable to Participants, or their respective beneficiaries, in cash, no later than 30 days after the Net Proceeds are received by the Company.

Amendment of the Plan

The Original Plan stated that any termination or amendment of the Original Plan that imposed additional obligations on, or impaired the rights of, a Participant would not be effective without the written consent of the Participant.  The Amended Plan states that any termination or amendment to the Plan that imposes additional obligations on, or impairs the rights of, a Participant shall not be effective without the Participant’s written consent unless such termination or amendment shall apply with the same force and effect to all of the Participants, in which case no consent of the Participants, or of any individual Participant, shall be required.

Applicable Percentages

The applicable percentage of Net Proceeds to be received by each Participant is set forth below and in Appendix B of the Amended Plan.  As described above, the Change in Control Payment to which a Participant will be entitled based upon the applicable percentage below will be reduced by any consideration that the Participant receives as a result of the At-Risk Options.

PARTICIPANTS AND CHANGE IN CONTROL PERCENTAGES

	Applicable Percentage
Participant	A	B*	C**
Glenn D. Bolduc	4.00%	4.00%	4.00%
William McGann	1.47%	1.47%	1.47%
Darryl Jones	1.10%	.60%	.80%
Roger P. Deschenes	.97%	.60%	.80%
Todd Silvestri	1.00%	.60%	.80%
Brenda Baron	1.00%	.60%	.80%
Robert Liscouski	.65%	.65%	.65%
Howard Safir	.32%	.32%	.32%
John Keating	.32%	.32%	.32%
Michael Turmelle	.55%	.55%	.55%
Estate of Joseph Levangie	.25%	.25%	.25%
Totals	11.63%	9.36%	9.96%

The Company has reserved .87% for future issuance by the Board of Directors.

*Applicable percentage received by a Participant in the event of Participant’s termination without Cause or Resignation for Good Reason after the Effective Date but on or before June 30, 2015,

**Applicable percentage received by a Participant in the event of Participant’s termination without Cause or Resignation for Good Reason after June 30, 2015 but on or before December 31, 2015.

Amounts Due to Participants Under the Original Plan

The following are the amounts that Participants were entitled to receive from the Company upon a Change in Control under the Original Plan.  In the event that any Participant does not consent to the Amended Plan, such Participant will be entitled to receive the amount set forth below:

ELIGIBLE INDIVIDUAL (PARTICIPANTS)	CHANGE IN CONTROL PAYMENT
Glenn D. Bolduc	$ 6,530,988
William McGann	$1,334,085
Roger P. Deschenes	$1,270,198
Darryl Jones	$ 914,704
Michael Turmelle	$ 769,139
Howard Safir	$ 364,079
Robert Liscouski	$ 968,158
John Keating	$ 364,079
Todd Silvestri	$ 877,139
Brenda Baron	$ 877,139
Estate of Joseph Levangie	$ 630,119

The foregoing summary of the modifications to the Original Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Plan, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

      (d)

Exhibits

Exhibit No.

Description

10.1

Amended and Restated Change of Control Payment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Roger P. Deschenes

Roger P. Deschenes

Vice President, Finance and Chief Financial Officer

Date:  March 4, 2015

EXHIBIT INDEX

Exhibit No.

Description

10.1

Amended and Restated Change of Control Payment Plan